Exhibit 99.1

Calumet Specialty Products Partners Announces Changes in Directors

INDIANAPOLIS—(PR NEWSWIRE) — May 11, 2009 — Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Partnership” or “Calumet”) today announced that George C. Morris III has been elected as an independent director of Calumet GP, LLC, the general partner of the Partnership, effective May 8, 2009. Mr. Morris replaces Michael L. Smith, independent director and audit committee chair, who gave notice to the board on May 5, 2009 of his intent to resign as a director effective upon the filing of the Partnership’s Quarterly Report on Form 10-Q on May 8, 2009. Mr. Morris will also replace Mr. Smith as the chair of the audit committee.

“George has extensive energy industry and capital markets experience, as well as an in-depth understanding of Calumet’s business, all of which will strengthen our board, ” said Fred M. Fehsenfeld, Jr., chairman of the board of Calumet GP, LLC. “We also sincerely thank Mike Smith for his valuable leadership and service as a member of our board.”

Mr. Morris, 54, has nearly three decades of experience in energy and finance. He is the principal of Morris Energy Advisors, Inc. and most recently served as a managing director at Merrill Lynch & Co. until his retirement in March 2009. As part of Merrill Lynch’s Energy & Power Group, Global Markets & Investment Banking Department, Mr. Morris was primarily responsible for account coverage of midstream, downstream and oilfield service energy companies in the Americas in support of account coverage worldwide, providing a full range of financial and strategic advisory services, commodity based structured financing and principal investing transactions as well as public and private debt and equity offerings.

Mr. Morris served as a managing director of investment banking at Petrie Parkman & Co. until its acquisition by Merrill Lynch in December 2006, specializing in strategic advisory services primarily in the midstream, downstream and oilfield services sectors. He also served as a managing director of investment banking at Simmons & Company International and as a director of investment banking at The First Boston Corporation.

Mr. Morris holds B.B.A. and M.B.A. degrees from the University of Texas and a J.D. from Southern Methodist University.

About the Partnership

The Partnership is a leading independent producer of high-quality, specialty hydrocarbon products in North America. The Partnership processes crude oil and other feedstocks into customized lubricating oils, white oils, solvents, petrolatums, waxes and other specialty products used in consumer, industrial and automotive products. The Partnership also produces fuel products including gasoline, diesel and jet fuel. The Partnership is based in Indianapolis, Indiana and has five facilities located in northwest Louisiana, western Pennsylvania and southeastern Texas.

For more information, please visit the Partnership’s website at http://www.calumetspecialty.com.

Cautionary Statement Regarding Forward-Looking Statements

Some of the information in this release may contain forward-looking statements. These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. These forward-looking statements involve risks and uncertainties that are difficult to predict and may be beyond our control. These risks and uncertainties include, but are not limited to the overall demand for specialty hydrocarbon products, fuels and other refined products; our ability to produce specialty products and fuels that meet our customers’ unique and precise specifications; the impact of crude oil and crack spread price fluctuations and rapid increases or decreases including the impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with the financial covenants contained in our credit agreements; the availability of, and our ability to consummate, acquisition or combination opportunities; labor relations; our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets or businesses; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit from our suppliers and hedging counterparties; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations; shortages or cost increases of power supplies, natural gas, materials or labor; hurricane and other weather interference with business operations; fluctuations in the debt and equity markets; accidents or other unscheduled shutdowns; and general economic, market or business conditions. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in this release as well as the Partnership’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, which could cause the Partnership’s actual results to differ materially from those contained in any forward-looking statement. The statements regarding (i) increased Shreveport throughput rates, (ii) future compliance with our debt covenants, and (iii) improvements in liquidity as well as other matters discussed in this news release that are not purely historical data, are forward-looking statements.